ADMINISTRATION AGREEMENT

THIS ADMINISTRATION AGREEMENT (this “Agreement”) is made as of the 11th day of September, 2020 (the “Effective Date”), by and between Delaware Wilshire Private Markets Master Fund, Delaware Wilshire Private Markets Tender Fund, and Delaware Wilshire Private Markets Fund, each organized as a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”), and SEI Investments Global Funds Services, a statutory trust formed under the laws of the State of Delaware (the “Administrator”).

WHEREAS, each Fund is a closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, each Fund desires the Administrator to provide, and the Administrator is willing to provide, administrative and accounting services to the Funds on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Funds and the Administrator hereby agree as follows:

SECTION 1 DEFINITIONS

1.01	“1940 Act” shall have the meaning given to such term in the preamble of this Agreement.

1.02	“Administrator” shall have the meaning given to such term in the preamble of this Agreement.

1.03	“Advisers Act” shall have the meaning given to such term in the preamble of this Agreement.

1.04	“Aggregated Data” refers to aggregated, de-identified and statistical data captured by the Administrator from the performance and operation of the System and Services, including, without limitation, the number of records or accounts in a System, the number and types of transactions processed, the number and types of reports run, the length of time needed for the system to process requests, and system configurations such as hardware, operating systems, internet service providers and mobile networks used by customers to access the Services.

1.05	“Agreement” shall have the meaning given to such term in the preamble set forth above.

1.06	Unless the context otherwise requires and except as otherwise specified in this Agreement, the term “Fund” shall include, as applicable, a director or trustee, or other Person having similar status or performing similar functions, as the case may be, acting on behalf of a Fund.

1.07	“Fund Data” shall have the meaning given to such term in Section 2.04 of this Agreement.

1.08	“Fund Materials” means any prospectus, registration statement, statement of additional information, proxy solicitation and tender offer materials, annual or other periodic report of a Fund or any advertising, marketing, shareholder communication, or promotional material generated by a Fund or the Investment Adviser from time to time, as appropriate, including all amendments or supplements thereto.

1.09	“Confidential Information” shall have the meaning given to such term in Section 11.01 of this Agreement.

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1.10	“Implementation Plan” shall have the meaning given to such term in Section 2.05 of this Agreement.

1.11	“Disclosing Party” shall have the meaning given to such term in Section 11.01 of this Agreement.

1.12	“Gross Negligence” means a conscious, voluntary act or omission in reckless disregard of a legal duty and the rights of, or consequences to, others, and not merely a lack of due care.

1.13	“Initial Term” shall have the meaning given to such term in Section 9.01 of this Agreement.

1.14	“Interested Party” or “Interested Parties” means the Administrator, its subsidiaries and its affiliates and each of their respective officers, directors, employees, agents, delegates and associates.

1.15	“Interests” means any partnership interest in, membership interest in, shares of stock of or other equity interest in, as the case may be, a Fund.

1.16	“Investment Adviser” means Delaware Management Company, a series of Macquarie Investment Management Business Trust.

1.17	“Investments” shall mean such cash, securities and all other assets and property of whatsoever nature now owned or subsequently acquired by or for the account of a Fund.

1.18	”Liquidation” shall have the meaning given to such term in Section 9.02.04 of this Agreement.

1.19	“Live Date” means the date on which each of Delaware Wilshire Private Markets Master Fund and Delaware Wilshire Private Markets Fund are launched and the Administrator begins calculating each Fund’s official net asset values (“NAV”).

1.20	“Organizational Documents” means, as applicable, a Fund’s declaration of trust, certificate of formation, registration statement, bylaws or other similar documentation setting forth the respective rights and obligations of trustees, service providers, managers and shareholders in a Fund.

1.21	“Person” shall mean any natural person, partnership, estate, association, custodian, nominee, limited liability company, corporation, trust, or other legal entity.

1.22	“Pricing Sources” shall have the meaning given to such term in Section 6 of this Agreement.

1.23	“Proprietary Information” shall have the meaning given to such term in Section 12.01 of this Agreement.

1.24	“Reasonable Steps” shall have the meaning given to such term in Section 11.01 of this Agreement.

1.25	“Receiving Party” shall have the meaning given to such term in Section 11.01 of this Agreement.

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1.26	“AML Regulations” shall have the meaning given to such term in Section 12.12 of this Agreement.

1.27	“Renewal Term” shall have the meaning given to such term in Section 9.01 of this Agreement.

1.28	“Web Access” shall have the meaning given to such term in Section 12.01 of this Agreement.

SECTION 2 APPOINTMENT AND CONTROL

2.01	Services. Each Fund hereby appoints the Administrator to be, and the Administrator agrees to act as, the administrative agent of the Fund for the term and subject to the provisions hereof. The Administrator shall perform (and may delegate or sub-contract, as provided below) the services set forth in this Agreement, including the services set forth in Schedule I, which may be amended from time to time in writing by the parties (“Services”). In performing its duties under this Agreement, the Administrator will act with the professional care and skill that would reasonably be expected of a professional administrator and in all material respects in accordance with the Funds’ governing documents, Organizational Documents and Fund Materials as they may be amended (provided copies are delivered to the Administrator).

2.02	Authority. Each of the activities engaged in under the provisions of this Agreement by the Administrator on behalf of the Funds shall be subject to the overall direction and control of the Funds or any Person authorized to act on the Funds’ behalf (including, without limitation, the Investment Adviser and the board of trustees of a Fund); provided, however, that the Administrator shall have the general authority to do all acts deemed in the Administrator’s good faith belief to be necessary and proper to perform its obligations under this Agreement. In performing its duties hereunder, the Administrator shall observe and comply with the applicable Fund Materials, all applicable resolutions and/or directives of a Fund’s board of trustees of which it has notice, and applicable laws and regulations which may from time to time apply to the Services rendered by the Administrator. In the event that a Fund desires to amend its Organizational Documents in any manner that can reasonably be expected to have a material impact on the Administrator’s performance of the Services hereunder, the Fund shall notify the Administrator in advance of such amendment and the parties will work together in good faith to minimize the impact of such change on the Administrator’s operations. In the event that such a change has a material impact on the Administrator’s operations, the Fund and the Administrator will meet and determine in good faith whether a formal amendment to this Agreement to address the impact of such change is required, including additional services or fees that will apply as a result of such change. The Administrator (i) shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of any Fund and (ii) shall not provide any investment advisory services to any Fund, and shall have no liability related to the foregoing.

2.03	Third Parties; Affiliates. The Administrator may delegate to, or sub-contract with, third parties or affiliates administrative or other functions it deems necessary to perform its obligations under this Agreement; provided, the Administrator procures that each such delegate or sub-contractor shall agree to abide by confidentiality obligations which are no less protective of the Funds’ confidential information than the confidentiality obligations as forth herein, and all fees and expenses incurred in any delegation or sub-contract shall be paid by the Administrator and the Administrator shall remain responsible to the Funds for the acts and omissions of such other entities as if such acts or omissions were the acts or omissions of the Administrator. Each Fund acknowledges that during the term of this Agreement, the services to be performed by the Administrator may be completed by one or more of the Administrator’s affiliates or third parties located in or outside of the United States of America. The Administrator agrees to monitor the performance of each delegate and sub-contractor on an ongoing basis and to review each delegate’s and sub-contractor’s fitness to provide the delegated or sub-contracted services. Upon request from a Fund or Investment Adviser, the Administrator agrees to provide a full list of delegates and sub-contractors involved in the provision of the Services, together with a schedule of services details of the services each performs.

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2.04	Fund Data. The Funds shall be solely responsible for the accuracy, completeness, and timeliness of all data and other information provided to the Administrator by or on behalf of the Funds pursuant to this Agreement (including, without limitation, (i) prices, (ii) sufficient transaction supporting documentation, (iv) the terms of any agreement between a Fund or the Investment Adviser and an investor regarding any dividend reinvestment, fee arrangement, access to portfolio information or any other arrangement that may impact or affect the Services, (v) trade and settlement information from prime brokers and custodians), and (vi) information or instructions provided to the Administrator via the Web Access (collectively, “Fund Data”). All Fund Data shall be provided to the Administrator on a timely basis and in a format and medium reasonably requested by the Administrator from time to time. The Funds shall have an ongoing obligation to promptly update all in respect of any material changes Fund Data so that such information remains current, complete and materially accurate. All Fund Data shall be prepared and maintained, by or on behalf of the applicable Fund, in accordance with applicable law, the Fund Materials and generally acceptable accounting principles. The Administrator shall be entitled to rely on all Fund Data and shall have no liability for any loss, damage or expense incurred by the Funds or any other Person to the extent that such loss, damage or expense arises out of or is related to Fund Data that is not timely, current, complete and accurate.

2.05	Implementation Plan. Promptly following the Effective Date, the Administrator shall prepare a project plan (“Implementation Plan”) that sets forth the respective roles and responsibilities of each of the parties in connection with the implementation of the Funds onto the Administrator’s system.

SECTION 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH FUND

3.01	Each Fund represents and warrants that:

3.01.01.	it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite actions on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms;

3.01.02.	it is not a party to any, and there are no, pending or threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or inquiries (collectively, “Actions”) of any nature against it or its properties or assets which could, individually or in the aggregate, have a material effect upon its business or financial condition. There is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon it or any of its properties or assets;

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3.01.03.	it is not in default under any contractual or statutory obligations whatsoever (including the payment of any tax) which, individually or in the aggregate, could materially and adversely affect, or is likely to materially and adversely affect, its business or financial condition;

3.01.04.	it has obtained all consents and given all notices (regulatory or otherwise), made all required regulatory filings and is in compliance with all applicable laws and regulations;

3.01.05.	it has, or will have upon the commencement of operations, a valid engagement with an independent auditor, custodian and placement agent and will provide additional information regarding such service providers, including information regarding the terms of its agreement with such service providers, upon request;

3.01.06.	if necessary, any shareholder approval of this Agreement has been obtained;

3.01.07.	it has notified the Administrator of any and all separate agreements between the Fund and any third party that could have a material impact on the Administrator performance of its obligations pursuant to this Agreement;

3.01.08.	it has disclosed the terms of any agreement between the Fund or the Investment Adviser and an investor regarding any special fee or specific fee arrangement or access to portfolio information that may impact or affect the Services; and

3.02	Each Fund covenants and agrees that:

3.02.01.	it will furnish the Administrator from time to time with complete copies, authenticated or certified, of each of the following:

(a)	Copies of the following documents:

(1)	Copies of the Fund’s current Organizational Documents and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

(2)	The Fund’s current bylaws and any amendments thereto; and

(3)	Copies of resolutions of the board of trustees covering the approval of this Agreement, authorization of a specified officer of the Fund to execute and deliver this Agreement and authorization for specified officers of the Fund to instruct the Administrator.

(b)	A list of all the officers of the Fund, together with specimen signatures of those officers who are authorized to instruct the Administrator in all matters.

(c)	Copies of all Fund Materials, including the current prospectus and statement of additional information for the Fund.

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(d)	A list of all issuers whose securities the Fund is restricted from purchasing.

(e)	A list of all affiliated persons (as such term is defined in the 1940 Act) of Fund that are broker-dealers.

(f)	The identity of the Fund’s auditors along with contact information.

(g)	The expense budget for the Fund for the current fiscal year.

(h)	A list of contact persons (primary, backup and secondary backup) of the Investment Adviser and, if applicable, sub-adviser, who can be reached until 6:30 p.m. ET with respect to valuation matters.

(i)	Copies of all Fund Data reasonably requested by the Administrator or necessary for the Administrator to perform its obligations pursuant to this Agreement.

The Fund shall promptly provide the Administrator with written notice of any updates of or changes to any of the foregoing documents or information, including an updated written copy of such document or information. Until the Administrator receives such updated information or document, the Administrator shall have no obligation to implement or rely upon such updated information or document, in accordance with oversight procedures as agreed upon from time to time.

3.02.02.	it shall timely perform or oversee the performance of all obligations identified in this Agreement as obligations of the Fund, including, without limitation, providing the Administrator with all Fund Data and Organizational Documents reasonably requested by the Administrator;

3.02.03.	it will notify the Administrator as soon as reasonably practical in advance of any matter which could materially affect the Administrator’s performance of its duties and obligations under this Agreement, including any amendment to the documents referenced in Section 3.02.01 above;

3.02.04.	it will comply in all material respects with all applicable requirements of the Securities Exchange Act of 1934, the 1940 Act, and any applicable laws, rules and regulations of governmental authorities having jurisdiction;

3.02.05.	any reference to the Administrator or this Agreement in the Fund Materials shall be limited solely to the description provided by the Administrator in writing from time to time or such other description as the parties shall mutually agree in advance and in writing;

3.02.06.	it shall be solely responsible for its compliance with applicable investment policies, the Fund Materials, and any applicable laws and regulations governing the manner in which its assets may be invested, and shall be solely responsible for any losses attributable to non-compliance with the Fund Materials, and applicable policies, laws and regulations governing such Fund, its activities or the duties, actions or omissions of the Investment Adviser and

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3.02.07.	it will promptly notify the Administrator of updates to its representations and warranties hereunder.

SECTION 4 REPRESENTATIONS, WARRANTIES and covenants OF THE ADMINISTRATOR

4.01	The Administrator represents and warrants that:

4.01.01.	it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

4.01.02.	it is not a party to any, and there are no, pending or threatened Actions of any nature against it or its properties or assets which could, individually or in the aggregate, have a material effect upon its business or financial condition. There is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon it or any of its properties or assets.

4.01.03.	it is not in default under any statutory obligations whatsoever (including the payment of any tax) which materially and adversely affects, or is likely to materially and adversely affect, its business or financial condition.

4.01.04.	it is not a party to any contract or under default under any contractual obligations which materially and adversely affects, or is likely to materially and adversely affect, its ability to perform hereunder.

4.01.05.	it shall comply with all federal and state laws, rules and regulations applicable to it, and to the extent it is given prior opportunity to review and approve the same, it will use good faith efforts to comply in all material respects with any applicable procedures adopted by the Board, and with the provisions of each Fund’s Organizational Documents and Fund Materials.

4.01.06.	it will make available to the Funds, upon reasonable request in the ordinary course of business, such books and records of the Funds that are maintained under this Agreement and reasonably available for review, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator’s services under this Agreement that may be requested in order to ascertain whether the operations of the Funds are being conducted in a manner consistent with applicable laws and regulations.

4.01.07.	it has obtained all consents and given all notices (regulatory or otherwise) and made all applicable regulatory filings.

4.01.08.	it shall timely perform all obligations identified in this Agreement as obligations of the Administrator.

4.01.09.	it shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided, and shall provide to the Funds a certification to such effect no less than annually or as otherwise reasonably requested by the Funds. The Administrator shall make available its compliance personnel and shall provide summaries and other relevant materials relating to such program as reasonably requested by the Funds.

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4.01.10.	it will notify the Funds as soon as reasonably practical in advance of any matter which could materially affect the performance of its obligations hereunder.

4.01.11.	it has implemented and maintains reasonable procedures and systems (including reasonable disaster recovery and business continuity plans and procedures consistent with legal, regulatory and business needs applicable to the Administrator’s duties under this Agreement) to safeguard the Funds’ records and data and the Administrator’s records, data, equipment facilities and other property that it uses in the performance of its obligations hereunder from loss or damage attributable to fire, theft, or any other cause, and the Administrator will make such changes to the procedures and systems from time to time as are reasonably required for the secure performance of its obligations hereunder.

SECTION 5 LIMITATION OF LIABILITY AND INDEMNIFICATION

5.01	THE DUTIES OF THE ADMINISTRATOR SHALL BE CONFINED TO THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, AND NO IMPLIED DUTIES ARE ASSUMED BY OR MAY BE ASSERTED AGAINST THE ADMINISTRATOR. EXCEPT TO THE EXTENT ARISING OUT OF THE ADMINISTRATOR’S BAD FAITH, FRAUD, GROSS NEGLIGENCE (AS DEFINED HEREIN), WILLFUL MISCONDUCT OR CRIMINAL MISCONDUCT WHEN PROVIDING THE SERVICES, THE ADMINISTRATOR’S AGGREGATE LIABILITY TO THE FUNDS WILL BE LIMITED TO THE AMOUNT OF FEES PAID HEREUNDER DURING THE THIRTY-SIX MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE FIRST SUCH CLAIM TO OCCUR (THE “LIABILITY CAP”). FOR PURPOSES OF THE FOREGOING, THE LIABILITY CAP SHALL BE CALCULATED BY MULTIPLYING THE AVERAGE MONTHLY FEE PAYABLE TO THE ADMINISTRATOR FOR THE THREE MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE FIRST CLAIM TO OCCUR BY THIRTY-SIX, OR IF THE EVENT GIVING RISE TO THE FIRST CLAIM OCCURS DURING THE FIRST THREE MONTHS FROM THE LIVE DATE, MULTIPLYING THE FEE PAYABLE TO THE ADMINISTRATOR FOR THE MONTH IN WHICH THE CLAIM OCCURS BY THIRTY-SIX. For the avoidance of doubt, the Administrator shall not be responsible for any breach in the performance of its obligations under this Agreement due to (i) the failure or delay of any Fund or any of its respective agents to perform its obligations under this Agreement or (ii) the Administrator’s reliance on Fund Data. Each party shall have the duty to mitigate its damages for which another party may become responsible. As used in this Section 5, the term “Administrator” shall include the officers, directors, employees, affiliates and agents of the Administrator as well as that entity itself. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL, OR OTHER NON-DIRECT DAMAGES OF ANY KIND ARISING OR RELATING TO THIS AGREEMENT WHETHER SUCH LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY, OR ANY OTHER THEORY AND REGARDLESS OF WHETHER THE OTHER PARTY IS ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

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5.02	The Administrator may, from time to time, provide to the Funds services and products (“Special Third Party Services”) from external third party sources that are telecommunication carriers, Pricing Sources, data feed providers or other similar service providers (“Special Third Party Vendors”). Each Fund acknowledges and agrees that the Special Third Party Services are confidential and proprietary trade secrets of the Special Third Party Vendors. Accordingly, the Funds shall honor requests by the Administrator and the Special Third Party Vendors to protect their proprietary rights in their data, information and property including requests that the Funds place copyright notices or other proprietary legends on printed matter, print outs, tapes, disks, film or any other medium of dissemination. Each Fund further acknowledges and agrees that all Special Third Party Services are provided on an “AS IS WITH ALL FAULTS” basis solely for such Fund’s internal use, and as an aid in connection with the receipt of the Services. The Funds may use Special Third Party Services as normally required on view-only screens and hard copy statements, reports and other documents necessary to support the Funds’ investors and may provide such information, statements and reports and other documents to the Funds’ Authorized Persons, however the Funds shall not distribute any Special Third Party Services to other third parties. THE SPECIAL THIRD PARTY VENDORS AND THE ADMINISTRATOR MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, OR ANY OTHER MATTER WITH RESPECT TO ANY OF THE SPECIAL THIRD PARTY SERVICES. THE ADMINISTRATOR SHALL NOT BE LIABLE FOR ANY DAMAGES SUFFERED BY ANY FUND IN THE USE OF ANY OF THE SPECIAL THIRD PARTY SERVICES, INCLUDING, WITHOUT LIMITATION, LIABILITY FOR ANY INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES.

5.03	The Funds shall indemnify, defend and hold harmless the Administrator from and against and the Administrator shall have no liability in connection with any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of: (i) any act or omission of the Administrator in carrying out its duties hereunder or as a result of the Administrator’s reliance upon any instructions, notice or instrument that the Administrator reasonably believes is genuine and signed or presented by an authorized Person of a Fund; provided that this indemnification shall not apply if any such loss, damage or expense is caused by or arises from the Administrator’s bad faith, fraud, Gross Negligence, willful misconduct or criminal misconduct in the performance of the Services; (ii) any violation by the Funds or the Investment Adviser of any applicable investment policy, law or regulation, (iii) any misstatement or omission in the Fund Materials or any Fund Data other than a misstatement due to information provided by the Administrator; (iv) any breach by the Fund of any representation, warranty or agreement contained in this Agreement; (v) any act or omission of the Funds, a Special Third Party Vendor, the Fund’s other service providers (such as custodians, prime brokers, transfer agents, investment advisors and sub-advisers); (vi) any pricing error caused by the failure of the Investment Adviser or sub-adviser to provide a trade ticket or for incorrect information included in any trade ticket; or (vii) any act or omission of the Administrator as a result of the Administrator’s compliance with the AML Regulations, including, but not limited to, returning an investor’s Investment or restricting the payment of redemption proceeds.

5.04	To the extent that the Funds receive Special Third Party Services from ICE Data Pricing & Reference Data, LLC (f/k/a Interactive Data Pricing and Reference Data LLC) (f/k/a Interactive Data Pricing and Reference Data Inc.) (“IDC”), the Funds shall indemnify and hold harmless IDC and its suppliers from any and all losses, damages, liability, costs, including reasonable attorney’s fees, resulting directly or indirectly from any claim or demand against IDC by a third party arising out of, derived from, or related to the accuracy or completeness of any such Special Third Party Services. IDC shall not be liable for any claim or demand against the Funds by any third party.

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5.05	The Administrator may apply to Funds, the Investment Adviser or any Person acting on Funds’ behalf at any time for instructions and may consult counsel for the Funds or the Investment Adviser or with accountants, counsel and other experts with respect to any matter arising in connection with the Administrator’s duties hereunder, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the advice of counsel, accountants or other experts. Also, the Administrator shall not be liable for actions taken pursuant to any document which it reasonably believes to be genuine and to have been signed by the proper Person or Persons. The Administrator shall not be held to have notice of any change of authority of any officer, employee or agent of a Fund until receipt of written notice thereof. To the extent that the Administrator consults with the Fund’s counsel pursuant to this provision, any such expense shall be borne by the Funds, as applicable.

5.06	The Administrator shall have no liability for its reliance on Fund Data or the performance or omissions of unaffiliated third parties such as, by way of example and not limitation, transfer agents, sub-transfer agents, custodians, prime brokers, placement agents, third party marketers, asset data service providers, investment advisers (including, without limitation, the Investment Adviser) or sub-advisers, current or former third party service providers, Pricing Sources, software providers, printers, postal or delivery services, telecommunications providers and processing and settlement services, so long as, to the extent such third parties were selected by the Administrator, such parties were selected with due care and the Administrator maintain commercially reasonable oversight of such third parties. The Administrator may rely on and shall have no duty to investigate or confirm the accuracy or adequacy of any information provided by any of the foregoing third parties.

5.07	The Administrator shall have no obligations with respect to any laws relating to the distribution, purchase or sale of Shares. Further, each Fund assumes full responsibility for the preparation, contents and distribution of its Fund Materials and its compliance with any applicable laws, rules, and regulations, provided that the Administrator shall be liable for any inaccurate or misleading information provided by the Administrator or the failure by the Administrator to provide any material information that is necessary to make the Fund Materials not misleading

5.08	The indemnification rights afforded to either party hereunder shall include the right to reasonable advances of defense expenses on an as-incurred basis in the event of any pending or threatened litigation or Action with respect to which indemnification hereunder may ultimately be merited. In the event it is ultimately determined by a court of final jurisdiction that the indemnified party is not entitled to indemnification hereunder, then the indemnified party shall promptly return any previously advanced expenses. If in any case a party is asked to indemnify or hold the non-indemnifying party harmless, such party shall promptly advise the indemnifying party of the pertinent facts concerning the situation in question, and the such party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder.

5.09	The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the indemnifying party and satisfactory to the non-indemnifying party , whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the non-indemnifying party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of a suit, it will advance to the non- indemnifying party the fees and expenses of any counsel retained by the non- indemnifying party as such expenses are incurred by the Administrator. None of the parties hereto shall settle or compromise any action, suit, proceeding or claim if such settlement or compromise provides for an admission of liability on the part of the indemnified party without such indemnified party's written consent.

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5.10	THE FUNDS AND THE ADMINISTRATOR HAVE FREELY AND OPENLY NEGOTIATED THIS AGREEMENT, INCLUDING THE PRICING, WITH THE KNOWLEDGE THAT THE LIABILITY OF THE PARTIES IS TO BE LIMITED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

5.11	The provisions of this Section 5 shall survive the termination of this Agreement.

SECTION 6 VALUATION

The Administrator is entitled to rely on the price and value information (hereinafter “Valuation Information”) provided by brokers and custodians, investment advisors (including, without limitation, the Investment Adviser) an underlying fund in which a Fund invests, if applicable, or any third-party pricing services selected by the Administrator, the Investment Adviser, sub-adviser or the Fund (collectively hereinafter referred to as the “Pricing Sources”) as reasonably necessary in the performance of the Services. The Administrator shall have no obligation to obtain Valuation Information from any sources other than the Pricing Sources and may rely on estimates provided by the Investment Adviser, sub-adviser, or the applicable underlying fund. In the event that the Investment Adviser does not provide a timely value for an underlying fund or security, the Administrator, after a commercially reasonable inquiry to the Investment Advisor or any applicable sub-adviser as described on Schedule I, shall have the right to use the most up-to-date valuation estimates provided in connection with each underlying investment of a Fund, or if no estimates are provided, the prior month’s value in its calculation of the current month’s NAV, and the Administrator shall have no liability and shall be indemnified by the Fund in connection with such action. The Administrator shall have no liability or responsibility for the accuracy of the Valuation Information provided by a Pricing Source or the delegate of a Pricing Source and the Fund shall indemnify and defend the Administrator against any loss, damages, costs, charges or reasonable counsel fees and expenses in connection with any inaccuracy of such Valuation Information. The Funds shall not use Valuation Information for any purpose other than in connection with the Services and in accordance with the provisions of this Agreement.

SECTION 7 Allocation of Charges and Expenses

7.01	The Administrator. The Administrator shall furnish at its own expense the personnel necessary to perform its obligations under this Agreement.

7.02	Fund Expenses. The Funds assume and shall pay or cause to be paid all expenses of the Funds not otherwise allocated in this Agreement, including, without limitation, organizational costs; taxes; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing and mailing reports, Fund Materials, proxy solicitation and tender offer materials and notices to existing shareholders; all expenses incurred in connection with issuing and redeeming Shares; the costs of Pricing Sources; the costs of loan credit activity data; the costs of escrow and custodial services; the cost of document retention and archival services, the costs of responding to document production requests; the cost of initial and ongoing registration of the Shares under Federal and state securities laws; costs associated with attempting to locate lost shareholders; all expenses incurred in connection with any custom programming or systems modifications required to provide any reports or services requested by the Funds; costs associated with DST FanMail or similar reporting service; bank service charges; NSCC trading charges; fees and out-of-pocket expenses of directors; the costs of directors’ meetings; insurance; interest; brokerage costs; litigation and other extraordinary or nonrecurring expenses; and all fees and charges of service providers to the Funds. The Funds shall reimburse the Administrator for its reasonable costs and out-of-pocket expenses incurred in the performance of the Services, including all reasonable charges for independent third party audit charges, printing, copying, postage, telephone, and fax charges incurred by the Administrator in the performance of its duties.

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SECTION 8 COMPENSATION

8.01	Fees. The Funds shall pay to the Administrator compensation for the services provided by the Administrator pursuant to this Agreement and the applicable fees set forth in the written fee schedule annexed hereto as Schedule II and incorporated herein, except to the extent the Investment Adviser agrees to waive its fees or reimburse the Funds’ expenses, in which case such fees shall be paid by the Investment Adviser. The Funds shall have no right of set-off. The fees set forth herein are determined based on the characteristics of the Funds as of the Effective Date. Any material change to the characteristics of the Funds may give rise to an adjustment to the fees set forth in this Agreement. In the event of such a change, the parties shall negotiate any adjustment to the fees payable hereunder in good faith; provided, however, that if the parties cannot in good faith agree on such adjustment to the fees within a reasonable period of time, the Administrator may terminate this Agreement upon ninety days prior written notice to the Funds. The Funds shall pay the Administrator’s fees monthly in U.S. Dollars, unless otherwise agreed to by the parties. The Administrator is hereby authorized to, and may, at its option, automatically debit its fees due from the Funds’ portfolio account(s). The Funds shall pay the foregoing fees despite the existence of any dispute among the parties. If this Agreement becomes effective subsequent to the first day of any calendar month or terminates before the last day of any calendar month, the Administrator’s compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in Schedule II. The Funds agree to pay interest on all amounts past due in an amount equal to the lesser of the maximum amount permitted by applicable law or the month fee of one percent (1%) times the amount past due multiplied by the number of whole or partial months from the date on which such amount was first due up to and including the day on which payment is received by the Administrator.

8.02	Adjustment of Fees. The Funds acknowledge that from time to time after the four year anniversary of the Live Date, the Administrator may increase all non-asset based Fees upon thirty days written notice to the Funds, in an amount equal to the percentage increase in the Consumer Price Index for All Urban Consumers, Philadelphia-Wilmington-Atlantic City since the Effective Date with respect to the first such increase and since the date of the immediately preceding increase with respect to all subsequent increases; provided, however, that Administrator may not increase the Fees more than one time during any twelve-month period. Notwithstanding the above, in the event of an increase to Administrator’s costs for Special Third Party Services, Administrator may at any time upon thirty days written notice increase the Fees applicable to such Special Third Party Services, provided, that such fee increase will not exceed the applicable percentage increase in costs incurred by Administrator with respect to such Special Third Party Services.

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SECTION 9 DURATION AND TERMINATION

9.01	Term and Renewal. Agreement shall become effective as of the Effective Date and shall remain in effect for a period of four years from and after the Live Date (the “Initial Term”), and thereafter shall automatically renew for successive one year terms (each such period, a “Renewal Term”) unless terminated by any party giving written notice of non-renewal at least one hundred twenty days prior to the last day of the then current term to each other party hereto. The Administrator will send a notice to the Funds at least one hundred eighty (180) days prior to the last day of the then-current term reminding the Funds of the deadline to provide notice of non-renewal (each, a “Renewal Notice”). In the event the Funds fail to respond to the Administrator’s Renewal Notice in accordance with this Section 9.01, this Agreement shall be deemed to have automatically renewed in accordance with the terms of this Section 9.01. In the event the Administrator fails to provide a timely Renewal Notice, this Agreement shall continue on a month to month basis until such time as the Administrator provides a Renewal Notice, from which point the Funds shall have sixty (60) days to either provide notice of non-renewal, or the Agreement shall automatically renew for one (1) year from the date that is sixty (60) days after the date of Administrator’s Renewal Notice.

9.02	Termination for Cause.

9.02.01.	This Agreement may be terminated by any party giving at least sixty days prior notice in writing to the other parties if at any time the other party or parties have been first (i) notified in writing that such party shall have materially failed to perform its duties and obligations under this Agreement (such notice shall be of the specific asserted material breach) (“Breach Notice”) and (ii) the party receiving the Breach Notice shall not have remedied the noticed failure within sixty days after receipt of the Breach Notice requiring it to be remedied.

9.02.02.	RESERVED.

9.02.03.	Notwithstanding anything contained in this Agreement to the contrary, In the event of a merger, acquisition, change in control, re-structuring, re-organization or any other decision involving the Funds or any affiliate (as defined in the 1940 Act) of the Funds that causes the Funds to cease to use the Administrator as a provider of the Services in favor of another service provider, and except in connection with any termination of the Agreement pursuant to Section 9.01, Section 9.02.01, or Section 9.02.04 (hereinafter, an “Early Termination”) prior to the last to occur of (a) the date that is the fourth anniversary of the Live Date and (b) the expiration of the then current term of this Agreement, the Administrator shall use commercially reasonable efforts to facilitate the deconversion of the Funds to such successor service provider within a time frame for deconversion agreed to in writing between the parties. In the event the parties agree to an Early Termination, the parties will agree upon the effective date of such Early Termination and, on or before such effective date, (i) the Funds shall not be in material breach of the Agreement and (ii) the Funds and the Investment Adviser shall pay a Buyout Amount (defined below) to the Administrator in the manner set forth below. As used herein, the term “Buyout Amount” shall mean the amount that is equal to (1) the average monthly fee payable by the Funds to the Administrator hereunder during the six month period (or such shorter period if fewer than six months have elapsed since the effective date of this Agreement) immediately preceding the mutual agreement called for in this paragraph (the “Average Fee”) multiplied by (2) the number of months, as described below. If more than 24 months remain on the then current term of the Agreement as of the effective date of Early Termination, the Funds shall pay a Buyout Amount of the Average Fee multiplied by 18. If between 12 and 24 months remain on the current term of the Agreement as of the effective date of Early Termination, the Funds shall pay Buyout Amount of the Average Fee multiplied by 12. If less than 12 months remain on the current term of the Agreement as of the effective date of Early Termination, the Funds shall pay a Buyout Amount of the Average fee multiplied by 6. Buyout Amount payments shall be made in two equal installments, half on the date notice of early termination is provided, and the remainder on or before the effective date of Early Termination. Each payment will be by means of wire or other immediately available funds. For the avoidance of doubt, in the event of a merger, acquisition, change in control, re-structuring, re-organization or any other decision involving the Funds or any affiliate (as defined in the 1940 Act) of the Funds after which the Administrator continues to provide the Services as contemplated by this Agreement, no Early Termination will have occurred and no Buyout Amount will be payable. In addition, no Buyout Amount will be payable in event of a termination due to a breach by the Administrator in accordance with Section 9.02.01. or due to the termination of the Administrator by the Funds’ Board of Trustees.

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9.02.04.	This Agreement may be terminated with respect to the Funds by the Funds giving one hundred twenty (120) days prior notice in writing to the Administrator prior to the determination of the Board to commence a Liquidation (as hereinafter defined) of the Funds. For purposes of this Section 9.02.04 the term “Liquidation” shall mean a transaction in which all the assets of the Funds are sold or otherwise disposed of and proceeds therefrom are distributed in cash to Shareholders in liquidation of Shareholders in the Funds. A termination pursuant to this Section 9.02.04 shall be effective as of the date of such Liquidation. Notwithstanding the foregoing, the right to terminate set forth in this Section 9.02.04 shall not relieve the liquidating Funds of their obligation to pay the fees set forth on Schedule II for the remainder of the period between the notice of Liquidation and the actual Liquidation. For the avoidance of doubt, the Funds will not be required to pay a Buyout Amount in the event of a Liquidation.

9.03	Effect of Termination.

9.03.01.	The termination of this Agreement shall be without prejudice to any rights that may have accrued hereunder to any party hereto prior to such termination.

9.03.02.	After termination of this Agreement and upon payment of all accrued fees, reimbursable expenses and other moneys owed to the Administrator, the Administrator shall send to the Funds, or as they shall direct, all books of account, records, registers, correspondence, documents and assets relating to the affairs of or belonging to the Funds in the possession of or under the control of the Administrator or any of its agents or delegates.

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9.03.03.	In the event any and all accrued fees, reimbursable expenses and other moneys owed to the Administrator hereunder remain unpaid in whole or in part for more than thirty days past due, the Administrator, without further notice, may take any and all actions it deems necessary to collect such amounts due, and any and all of its collection expenses, costs and fees shall be paid by Funds, including, without limitation, administrative costs, attorneys fees, court costs, collection agencies or agents and interest.

9.03.04.	Notwithstanding the foregoing, in the event this Agreement is terminated and for any reason the Administrator, with the written consent of the Funds, in fact continues to perform any one or more of the services contemplated by this Agreement, the pertinent provisions of this Agreement, including without limitation, the provisions dealing with payment of fees and indemnification shall continue in full force and effect. The Administrator shall be entitled to collect from the Funds, in addition to the compensation described in Schedule II, the amount of all of the Administrator’s reasonable expenses in connection with the Administrator’s activities following such termination, including without limitation, the delivery to the Funds and/or their designees of the Funds’ property, records, instruments and documents.

9.03.05.	Upon the expiration or other termination of the Agreement, the Administrator shall, upon the Funds’ request, continue to provide the Services for six months after such expiration or any termination of the Agreement (the “Holdover Start Date”), any usage of the Services on or after the Holdover Start Date shall be considered “Holdover Usage.” The Holdover Usage shall be on the same terms and conditions prevailing under this Agreement prior to such Holdover Usage.

SECTION 10 CONFLICTS OF INTEREST

10.01	Non-Exclusive. The services of the Administrator rendered to the Funds are not deemed to be exclusive. The Administrator is free to render such services to others. The Administrator shall not be deemed to be affected by notice of, or to be under any duty to disclose to the Funds or Person acting on the Funds’ behalf, information which has come into its possession or the possession of an Interested Party in the course of or in connection with providing administrative or other services to any other person or in any manner whatsoever other than in the course of carrying out its duties pursuant to this Agreement.

10.02	Rights of Interested Parties. Subject to applicable law, nothing herein contained shall prevent:

10.02.01.	an Interested Party from buying, holding, disposing of or otherwise dealing in any Shares for its own account or the account of any of its customers or from receiving remuneration in connection therewith, with the same rights which it would have had if the Administrator were not a party to this Agreement; provided, however, that the prices quoted by the Administrator are no more favorable to the Interested Party than to a similarly situated investor in or redeeming holder of Shares;

10.02.02.	an Interested Party from buying, holding, disposing of or otherwise dealing in any securities or other investments for its own account or for the account of any of its customers and receiving remuneration in connection therewith, notwithstanding that the same or similar securities or other investments may be held by or for the account of the Funds;

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10.02.03.	an Interested Party from receiving any commission or other remuneration which it may negotiate in connection with any sale or purchase of Shares or Investments effected by it for the account of the Funds; provided, however, that the amount of such commission or other remuneration is negotiated at arm’s length; and

10.02.04.	an Interested Party from contracting or entering into any financial, banking or other transaction with the Funds or from being interested in any such contract or transaction; provided, however, that the terms of such transaction are negotiated at arm's length.

SECTION 11 Confidentiality

11.01	Confidential Information. The Administrator and the Funds (in such capacity, the “Receiving Party”) acknowledge and agree to maintain the confidentiality of Confidential Information (as hereinafter defined) provided by the Administrator and the Funds (in such capacity, the “Disclosing Party”) in connection with this Agreement. The Receiving Party shall not disclose or disseminate the Disclosing Party’s Confidential Information to any Person other than those employees, agents, contractors, subcontractors and licensees of the Receiving Party, or with respect to the Administrator as a Receiving Party, to those employees, agents, technology service providers, contractors, subcontractors, licensors and licensees of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights under this Agreement. In addition, the Receiving Party (a) shall take all Reasonable Steps to prevent unauthorized access to the Disclosing Party’s Confidential Information, and (b) shall not use the Disclosing Party’s Confidential Information, or authorize other Persons to use the Disclosing Party’s Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder; provided, however, that nothing herein shall limit the Administrator’s ability to collect and use Aggregated Data for the purpose of monitoring the performance, operation or security of the Administrator’s systems or monitoring, enhancing and creating new services. For the avoidance of doubt, such Aggregated Data will not reveal or be capable of revealing the identity of a Fund or any investor in a Fund to any third party, other than to the Administrator’s permitted third party contractors who are involved in the compilation of the Aggregated Data. As used herein, “Reasonable Steps” means steps that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps shall in no event be less than a reasonable standard of care.

The term “Confidential Information,” as used herein, means any of the Disclosing Party’s proprietary or confidential information including, without limitation, any non-public personal information (as defined in Regulation S-P) of the Disclosing Party, its affiliates, their respective clients or suppliers, or other Persons with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement, the terms of (or any exercise of rights granted by) this Agreement, the Funds’ portfolio positions and trading information, technical data; trade secrets; know-how; business processes; product plans; product designs; service plans; services; customer lists and customers; markets; software; developments; inventions; processes; formulas; technology; designs; drawings; and marketing, distribution or sales methods and systems; sales and profit figures or other financial information that is disclosed, directly or indirectly, to the Receiving Party by or on behalf of the Disclosing Party, whether in writing, orally or by other means and whether or not such information is marked as confidential.

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11.02	Exclusions. The provisions of this Section 11 respecting Confidential Information shall not apply to the extent, but only to the extent, that such Confidential Information: (a) is already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party, (b) is subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (c) is or becomes publicly available through no wrongful act of the Receiving Party or any third party; (d) is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) is required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party shall advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).

11.03	Permitted Disclosure. The Receiving Party shall advise its employees, agents, contractors, subcontractors and licensees, and shall require its affiliates to advise their employees, agents, contractors, subcontractors and licensees, of the Receiving Party’s obligations of confidentiality and non-use under this Section 11, and shall be responsible for ensuring compliance by its and its affiliates’ employees, agents, contractors, subcontractors and licensees with such obligations. In addition, the Receiving Party shall require all Persons that are provided access to the Disclosing Party’s Confidential Information, other than the Receiving Party’s accountants and legal counsel, to execute confidentiality or non-disclosure agreements containing provisions substantially similar to those set forth in this Section 11. The Receiving Party shall promptly notify the Disclosing Party in writing upon learning of any unauthorized disclosure or use of the Disclosing Party’s Confidential Information by such Persons.

11.04	Effect of Termination. Upon the Disclosing Party’s written request following the termination of this Agreement, the Receiving Party promptly shall return to the Disclosing Party, or destroy, all Confidential Information of the Disclosing Party provided under or in connection with this Agreement, including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a) the Receiving Party may retain one copy of each item of the Disclosing Party’s Confidential Information for purposes of identifying and establishing its rights and obligations under this Agreement, for archival or audit purposes and/or to the extent required by applicable law, and (b) the Administrator shall have no obligation to return or destroy Confidential Information of the Funds that resides in save tapes of Administrator; provided, however, that in either case all such Confidential Information retained by the Receiving Party shall remain subject to the provisions of Section 11 for so long as it is so retained. If requested by the Disclosing Party, the Receiving Party shall certify in writing its compliance with the provisions of this Section 11.

SECTION 12 Miscellaneous provisions

12.01	Internet Access. Data and information may be made electronically accessible to Funds, the Investment Adviser and/or sub-adviser(s) and its investors through Internet access to one or more web sites provided by the Administrator (“Web Access”). As between the Funds and Administrator, the Administrator shall own all right, title and interest to such Web Access, including, without limitation, all content, software, interfaces, documentation, data, trade secrets, design concepts, “look and feel” attributes, enhancements, improvements, ideas and inventions and all intellectual property rights inherent in any of the foregoing or appurtenant thereto including all patent rights, copyrights, trademarks, know-how and trade secrets (collectively, the “Proprietary Information”). The Funds recognize that the Proprietary Information is of substantial value to the Administrator and shall not use or disclose the Proprietary Information except as specifically authorized in writing by the Administrator. Use of the Web Access by the Funds or their agents or investors will be subject to any additional terms of use set forth on the web site. All Web Access and the information (including text, graphics and functionality) on the web sites related to such Web Access is presented “As Is” and “As Available” without express or implied warranties including, but not limited to, implied warranties of merchantability and fitness for a particular purpose. The Administrator neither warrants that the Web Access will be uninterrupted or error free, nor guarantees the accessibility, reliability, performance, timeliness, sequence, or completeness of information provided on the Web Access.

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12.02	Independent Contractor. In making, and performing under, this Agreement, the Administrator shall be deemed to be acting as an independent contractor of the Funds and neither the Administrator nor its employees shall be deemed an agent, affiliate, legal representative, joint venturer or partner of the Funds. No party is authorized to bind any other party to any obligation, affirmation or commitment with respect to any other Person.

12.03	Assignment; Binding Effect. The Funds may not assign, delegate or transfer, by operation of law or otherwise, this Agreement (in whole or in part), or any of the Funds’ obligations hereunder, without the prior written consent of the Administrator, which consent shall not be unreasonably withheld or delayed. The Administrator may assign or transfer, by operation of law or otherwise, all or any portion of its rights under this Agreement to an affiliate of the Administrator upon written notice to the Funds, provided that such affiliate, person or entity agrees in advance and in writing to be bound by the terms, conditions and provisions of this Agreement. The Administrator may not assign or transfer, by operation of law or otherwise, this Agreement (in whole or part), to any unaffiliated entity without the prior written consent of the Funds, which consent shall not be unreasonably withheld of delayed. Subject to the foregoing, all of the terms, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party’s successors and permitted assigns. Any assignment, delegation, or transfer in violation of this provision shall be void and without legal effect.

12.04	Agreement for Sole Benefit of the Administrator and the Funds. This Agreement is for the sole and exclusive benefit of the Administrator and the Funds, and will not be deemed to be for the direct or indirect benefit of either (i) the clients or customers and the Special Third Party Vendors and sub-contractors of the Administrator or the Funds or the Investment Adviser; or (ii) Special Third Party Vendors and sub-contractors. The clients or customers of the Administrator or the Funds will not be deemed to be third party beneficiaries of this Agreement nor to have any other contractual relationship with the Administrator or Funds, as applicable, by reason of this Agreement and each party hereto agrees to indemnify and hold harmless the other party from any claims of its clients or customers against the other party including any attendant expenses and attorneys’ fees, based on this Agreement or the services provided hereunder.

12.05	Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania or the United States District Courts for the Eastern District of Pennsylvania for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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12.06	Equitable Relief. Each party agrees that any other party’s violation of the provisions of Section 11 (Confidentiality) may cause immediate and irreparable harm to the other party for which money damages may not constitute an adequate remedy at law. Therefore, the parties agree that, in the event either party breaches or threatens to breach said provision or covenant, the other party shall have the right to seek, in any court of competent jurisdiction, an injunction to restrain said breach or threatened breach, without posting any bond or other security.

12.07	Dispute Resolution. Whenever either party desires to institute legal proceedings against the other concerning this Agreement, it shall provide written notice to that effect to such other party. The party providing such notice shall refrain from instituting said legal proceedings for a period of thirty days following the date of provision of such notice. During such period, the parties shall attempt in good faith to amicably resolve their dispute by negotiation among their executive officers. This Section 12.07 shall not prohibit either party from seeking, at any time, equitable relief as permitted under Section 12.06.

12.08	Notice. All notices provided for or permitted under this Agreement (except for correspondence between the parties related to operations in the ordinary course) shall be deemed effective upon receipt, and shall be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, or (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below, or at such other address of such party specified in the opening paragraph of this Agreement. Notices to the Administrator shall be sent to the attention of: General Counsel, SEI Investments Global Funds Services, One Freedom Valley Drive, Oaks, Pennsylvania 19456, with a copy, given in the manner prescribed above, to your current relationship manager. Notices to the Funds shall be sent to the persons specified in Schedule III.

12.09	Entire Agreement; Amendments. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior or contemporaneous representations, discussions, negotiations, letters, proposals, agreements and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by an authorized representative of each of the parties.

12.10	Severability. Any provision of this Agreement that is determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of the provision, to delete specific words or phrases, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties, and this Agreement shall be enforceable as so modified.

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12.11	Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

12.12	Anti-Money Laundering Laws. In connection with performing the Services set forth herein, the Administrator may provide information that the Funds may rely upon in connection with the Funds’ compliance with applicable laws, policies and AML Regulations aimed at the prevention and detection of money laundering and/or terrorism activities (hereinafter, the “AML Regulations”). The Funds and the Administrator agree that the Funds shall be responsible for its compliance with all such AML Regulations. It shall be a condition precedent to providing Services to the Funds under this Agreement and the Administrator shall have no liability for non-performance of its obligations under this Agreement unless it is satisfied, in its absolute discretion, that it has sufficient and appropriate information and material to discharge its obligations under the AML Regulations, and that the performance of such obligations will not violate any AML Regulations applicable to it.

12.13	Force Majeure. No breach of any obligation of a party to this Agreement (other than obligations to pay amounts owed) will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; act of terrorism, earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

12.14	Equipment Failures. In the event of equipment failures beyond the Administrator’s control, the Administrator shall take commercially reasonable and prompt steps to minimize service interruptions but shall have no liability with respect thereto. The Administrator shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, the Administrator shall, at no additional expense to the Funds, take commercially reasonable steps to minimize service interruptions.

12.15	Non-Solicitation. During the Initial Term of this Agreement, the Funds shall not solicit, make an offer of employment to, or enter into a consulting relationship with, any person who was an employee of the Administrator who worked directly on the Funds’ account at the Administrator during the term of this Agreement. If the Funds breach this provision, the Funds shall pay to the Administrator liquidated damages equal to 100% of the most recent twelve month salary of the Administrator’s former employee together with all legal fees reasonably incurred by the Administrator in enforcing this provision. The foregoing restriction on solicitation does not apply to unsolicited applications for jobs, responses to public advertisements or candidates submitted by recruiting firms, provided that such firms have not been contacted to circumvent the spirit and intention of this Section 12.15.

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12.16	Headings. All Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement.

12.17	Counterparts. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

12.18	Reserved.

12.19	Insurance. Each party hereto shall maintain appropriate insurance coverage with respect to such party’s responsibilities hereunder; provided, however, that the amount of insurance coverage shall in no way affect a party’s obligations or liability as otherwise set forth in this Agreement. Without limiting the foregoing, in the event that the Administrator makes an employee of the Administrator available to the Funds to serve as an officer of the Funds, the Funds shall maintain professional liability (directors’ & officers’ and errors and omissions) insurance with limits of not less than $5 Million per occurrence (“Officer Insurance Minimum”). The Funds shall provide a certificate of insurance to the Administrator prior to Administrator providing Services to the Funds and annually thereafter upon Administrator’s request. Such certificate of insurance shall contain an agreement by the issuing insurance company that such insurance shall not be materially changed, cancelled or terminated upon less than thirty days prior written notice to Administrator. Directors’ & officers’ insurance shall be acquired only through insurance companies having an A.M. Best rating of A- VIII or better. The Funds further release, assign and waive any and all rights of recovery against the Administrator and its employees, successors and permitted assigns that the Funds may otherwise have or acquire in or from, or are in any way connected with any loss covered by the Funds’ D&O Liability Insurance or because of deductible clauses in or inadequacy of limits of such policy of insurance. The Funds shall promptly notify the Administrator should its insurance coverage with respect to professional liability be cancelled or fall below the Officer Insurance Minimum, such notification to include the date of cancellation, if applicable.

12.20	Accounts and Records. The accounts and records maintained by the Administrator on behalf of the Funds shall be the property of the Funds. The Administrator shall prepare, maintain and preserve such accounts and records as required by the 1940 Act or as the Funds otherwise reasonably direct. The Administrator shall surrender such accounts and records to the Funds, in the form in which such accounts and records have been maintained or preserved, promptly upon receipt of instructions from the Funds. The Funds shall have access to such accounts and records, and the right to inspect and audit such records, at all times during the Administrator's normal business hours; provided that the Funds provide reasonable prior notice of such desired access and such access does not interfere with the Administrator's business operations. Upon the reasonable request of the Funds, copies of any such books and records shall be provided by the Administrator to the Funds at the Funds’ expense. The Administrator shall assist the Funds, the Funds’ independent auditors, or any regulatory body, in any requested review of the Funds’ accounts, records and reports prepared by the Administrator, including any requests for information concerning the Administrator's accounting system and internal controls.

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THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF
SEI INVESTMENTS GLOBAL FUNDS SERVICES

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

ADMINISTRATOR:		FUNDS:

SEI INVESTMENTS GLOBAL FUNDS SERVICES		DELAWARE WILSHIRE PRIVATE MARKETS MASTER FUND

By:	/s/ John Alshefski	By:	/s/ Michael Beattie
Name:	John Alshefski	Name:	Michael Beattie
Title:	SVP	Title:	President

DELAWARE WILSHIRE PRIVATE MARKETS TENDER FUND

		By:	/s/ Michael Beattie
		Name:	Michael Beattie
		Title:	President

DELAWARE WILSHIRE PRIVATE MARKETS FUND

		By:	/s/ Michael Beattie
		Name:	Michael Beattie
		Title:	President

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THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF
SEI INVESTMENTS GLOBAL FUNDS SERVICES

SCHEDULE I

I.	PORTFOLIO ACCOUNTING SERVICES

Portfolio Accounting Services	Administrator Services	Responsibility of the Fund or its Delegate
Trade Capture

• Set up and maintain securities in the Administrator’s portfolio accounting system

• Pre-process trade files for automated trade processing, if applicable

• Record trade activity in the portfolio accounting system on a daily basis as reported by the Investment Adviser or sub-adviser

• Provide trade activity details in electronic format, on a daily basis

• Provide security master details for private investments

• Notify the Administrator prior to any contemplated changes in the format, timing, delivery or content of trade files

• Provide a daily operations contact person to whom the Administrator should direct queries on trade activity

Income Accruals

• Calculate, accrue and verify interest and amortization accruals for fixed income instruments for each estimate or valuation date

• Update accounting system to reflect rate changes on variable interest rate instruments

• Provide details of rate changes on private debt variable interest rate instruments
Receivables and Payables	• Determine the outstanding receivables and payables for all (1) security trades, (2) portfolio share transactions and (3) income and expense accounts in accordance with the budgets provided by Fund or its Investment Adviser;
Corporate Action Activity Processing

• Independently apply corporate actions to securities held in the portfolio on a daily basis via standard 3rd party independent pricing agents, when available, for each valuation date

• Process mandatory/involuntary corporate actions based upon data received from market data provider(s), prime brokers, and or custodians.

• Process all non-mandatory asset servicing events received from the Investment Adviser with prime brokers, and or custodians.

• Notify Administrator of all corporate actions for private investments • Notify Administrator of non-mandatory/voluntary corporate actions that should be submitted.

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Reconciliation	• Prepare daily (or as frequent as practicable) reconciliations on transactions, cash and positions to Prime Broker, Custodian, or OTC Counterparty and Investment Adviser or sub-adviser (Triangular reconciliation);
Security Valuations

• Obtain portfolio security valuations from appropriate sources consistent with Fund's pricing and valuation policies, and calculate net asset value of the Fund and each Class;

• In the event that the Investment Adviser does not provide a timely value for an underlying fund or security, the Administrator will make a commercially reasonable inquiry to the Investment Adviser and any applicable sub-adviser to obtain the value, as more fully described in Section 6.

• Provide broker quotes and adviser supplied prices on a daily basis in electronic format, if applicable.

• Monitor for significant events that may materially impact valuations of private investments, and provide fair value recommendation, if necessary.

• Provide write-up to fair valuation committee for adviser recommendations of fair valued securities.

Yields, Total Return, Expense Ratios, Turnover, Average Dollar-weighted Maturity	• Compute yields, total return, expense ratios, portfolio turnover rate and average dollar-weighted portfolio maturity, as appropriate;

II.	FUND ACCOUNTING SERVICES

Fund Accounting Services	Administrator Services	Responsibility of the Fund or its Delegate
Accounting books and records	• Maintain the Fund's accounting books and records
Income and Expenses	• Track and validate income and expense accruals, analyze and modify expense accrual changes periodically, and process expense disbursements to vendors and service providers;	• Provide details of income distributions received from underlying private funds
Income and Expenses	• Prepare and provide monthly allocations of income and expenses, allocate new issue income to appropriate Classes and calculation of management fees by Class.
Expenses	• Accrue expenses of the Fund according to instructions received from the Fund's treasurer or other authorized representative (including officers of the Fund's Investment Adviser);	• Review and approve annual expense budget. Review and approve proposed changes to the expense budget accruals, as deemed necessary.

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NAV Calculation (Dealing NAV)	• Calculate the net asset value (“NAV”) of the Fund and for each Class and series of shares outstanding and each investor capital account, as applicable in accordance with the Fund's legal operating terms for each valuation date
Income and Capital Gains Distributions	• Calculate required ordinary income and capital gains distributions, coordinate estimated cash payments, and perform necessary reconciliations with the transfer agent;

III.	REGULATORY AND COMPLIANCE SUPPORT SERVICES

Regulatory and Compliance Support Services	Administrator Services	Responsibility of the Fund or its Delegate
Financial Statements and Regulatory Reporting	• Prepare the Fund's financial statements for review by Fund management and independent auditors, manage annual and semi-annual report preparation process, prepare Forms N-CEN, N-PORT, N-Q, N-CSR and N-PX, annual fidelity bond, provide Fund performance data for annual report, coordinate printing and delivery of annual and semi-annual reports to shareholders, and file annual fidelity bond, Forms N-CEN, N-PORT, N-Q, N-CSR and N-PX and annual/semi-annual reports via EDGAR;	• Review Fund's financial statements.
Regulatory Matters

• Provide consultation to the Fund on regulatory matters relating to the operation of Fund as requested and coordinate with Fund's legal counsel regarding such matters;

• Prepare and file the Fund’s fidelity bond coverage on Form 40-17(g)

• Fully cooperate with request from government regulators.
Regulatory Examinations	• Assist the Fund in handling and responding to routine regulatory examinations with respect to records retained or services provided by the Administrator, and coordinate with Fund's legal counsel in responding to any non-routine regulatory matters with respect to such matters;

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State Registration	• Coordinate as necessary the registration or qualification of shares of the Fund with appropriate state securities authorities if applicable;	• Provide list of states for registration.
Compliance	• On a T+2 post-trade basis and based on the information available to the Administrator, periodically monitor the portfolios of the Fund for compliance with applicable limitations as set forth in the Fund's then current Prospectuses or Statements of Additional Information (this provision shall not relieve Fund's investment adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance, including on a pre-trade basis).	• Primary day-to-day responsibility for assuring compliance, including on a pre-trade basis.

IV.	THIRD PARTY REPORTING SERVICES

Third Party Reporting Services	Administrator Services	Responsibility of the Fund or its Delegate
Registration Statements and Proxies	• Provide performance, financial and expense information for registration statements and proxies; • Review Registration Statement and Proxy statements.	• Review Registration Statement and Proxy statements. Provide information relating to the Investment Adviser, portfolio managers, investment strategy and any other requested information.
Third Party Reporting	• Communicate periodic net asset value, yield, total return or other financial data to appropriate third party reporting agencies, and assist in resolution of errors reported by such third party agencies;	• Provide written instruction to the Administrator in order to distribute Fund NAVs or other requested financial information to a 3rd party.
Additional Reports	• Upon reasonable notice and as mutually agreed upon, the Administrator may provide additional reports upon the request of a Fund or its Investment Adviser, which may result in additional charges, the amount of which shall be agreed upon between the parties prior to the provision of such report.

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V.	ADMINISTRATION SERVICES

Administration Services	Administrator Services	Responsibility of the Fund or its Delegate
Performance	• Provide performance reporting data to Fund and its Investment Adviser;
Proxies	• Manage the Fund's proxy solicitation process, including evaluating proxy distribution channels, coordinating with outside service provider to distribute proxies, track shareholder responses and tabulate voting results, and managing the proxy solicitation vendor if necessary;	• Review Registration Statement and Proxy statements. Provide information relating to the Investment Adviser, portfolio managers, investment strategy and any other requested information.
Fund Officers	• Provide individuals to serve as officers of the Fund, as requested;
Accounting Officer	• Provide principal financial officer (i.e. CFO or Treasurer) for purposes of Sarbanes-Oxley and Section 32(b) of the 1940 Act;
Registration Statements and Proxies	• Coordinate with the Fund's counsel on filing of the Fund's registration statements and proxy statements, and coordinate printing and delivery of Fund’s prospectuses and proxy statements;	• Review Registration Statement and Proxy statements. Provide information relating to the Investment Adviser, portfolio managers, investment strategy and any other requested information.
Board Materials	• Provide such fund accounting and financial reports in connection with quarterly Board meetings as the boards of trustees may reasonably request;	• Provide the request for information in a specified format and/or participation in a timely manner prior to such Board meeting
Board Meetings	• Coordinate the Fund's board of trustees’ schedule, agenda and production of Board meeting materials, and attend Board meetings (if requested);	• Attendance by representative of the Investment Adviser and/or sub-adviser in person is anticipated at least once a year, in connection with the renewal of the advisory agreement.
Board Meetings	• Manage the preparation for and conducting of Board meetings and Board committee meetings by (i) coordinating board of trustees/committee book production and distribution process, (ii) subject to review and approval by the Fund and their counsel, preparing meeting agendas, (iii) preparing the relevant sections of the Board meeting materials required to be prepared by the Administrator, (iv) assisting to gather and coordinate special materials related to annual contract renewals and other approvals for and as directed by the Board or the Fund's legal counsel, (v) attending Board meetings, and (vi) performing such other board of trustees/committee meeting functions as shall be agreed by the parties in writing (in this regard, the Fund shall provide the Administrator with notice of regular Board meetings at least six (6) weeks before such Board meeting and as soon as practicable before any special Board meeting);	• Provide required documents (e.g., Investment Adviser and sub-adviser presentation, 15(c) questionnaire responses, Investment Adviser compliance materials, etc.) for Board meeting

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Policies and Procedures	• Assist legal counsel to the Fund in the development of policies and procedures relating to the operation of the Fund;
Legal	• Act as liaison to legal counsel to the Fund and, where applicable, to legal counsel to Fund's independent trustees;
Fund Structure	• Provide consulting with respect to the ongoing design, development and operation of the Fund, including new Classes and/or load structures and financing, as well as changes to investment objectives and policies for the Fund;	• Provide instructions with respect to the ongoing design, development and operation of the Fund, including new Share classes and/or load structures and financing, as well as changes to investment objectives and policies for the Fund;
Additional Services	• Upon reasonable notice and as mutually agreed upon, the Administrator may provide such additional services with respect to a Fund, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to the provision of such service.
Business Continuity and Disaster Recovery Services	• Maintain a business continuity and disaster recovery plan for the Administrator’s operations, systems hardware, software and data

VI.	AUDIT AND TAX SUPPORT SERVICES

Audit and Tax Support Services	Administrator Services	Responsibility of the Fund or its Delegate
Subchapter M	• Perform Subchapter M related tests as required by the Internal Revenue Code with respect to status as a regulated investment company	• Review subchapter M tests.
Federal and State Tax Returns	• Co-ordinate with an external accounting firm to prepare and file federal, state and local income and excise tax returns (including extensions) for the Fund other than those required to be prepared and filed by the Fund's transfer agent or custodian. The cost will be a Fund level expense.

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1099s	• Prepare for review by Fund management and independent tax advisor data for year-end 1099’s and supplemental tax letters;	• Review and approve data for year-end 1099's and supplemental tax letters.
ASC 740

• Assist on ASC 740 monitoring and analysis for financial statement disclosure, if necessary.

• Prepare with assistance from Fund Counsel or other relevant tax professional any technical ASC 740 required memorandum or tax opinion on uncertain tax positions

• The cost will be a Fund level expense.

Excise Tax

• Assist in computation of excise tax distribution requirement and its related tax liability.

• Engage third party tax professional to prepare excise tax return including extension.

• Coordinate with third party engaged by the Fund to prepare excise tax return, including extension The cost will be a Fund level expense.

• Review and approve the computations.
Audit	• Cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available to the independent public accountants of the Fund in connection with the preparation of any audit or report requested by Fund, including the provision of a conference room at the Administrator’s location if necessary (in this regard, Fund's independent auditors shall provide the Administrator with reasonable notice of any such audit so that (i) the audit will be completed in a timely fashion and (ii) the Administrator will be able to promptly respond to such information requests without undue disruption of its business).

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VII.	ONLINE REPORTING SOLUTIONS

SEI Manager Dashboard	Administrator Services	Responsibility of the Fund or its Delegate
Implementation

• Aggregate and consolidate data from source systems based upon service levels of outsourcing agreement with SEI

• Provide web-based reporting to Investment Adviser and sub-adviser access to Fund, position, and transaction data from source systems

• Provide flexible reporting tool which allows users to customize reports

• Provide online document retrieval tool via the SEI manager dashboard

• Set up and configure Investment Adviser users and provide training

• Provide users and their permissions to be set-up • Provide requirements for initial configuration
Production	• Create and maintain users and entitlements on the website • Maintain daily controls and reconciliation of data loaded to the data warehouse from the source systems	• Provide any ongoing user permission changes or new user setups

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Schedule II

[REDACTED]

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Schedule III

Notice Instruction Form

TO WHOM NOTICES SHOULD BE SENT PURSUANT TO SECTION 12.08 OF THE AGREEMENT:

Name of Party or Parties:	Delaware Management Company

Name of Contact:	Richard Salus

Address:	100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

Telephone No.:	(215) 255-1010

Email Address:	Richard.salus@macquarie.com

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